Exhibit 99.1
Energy Vault Enters into Exclusive Agreement for $300 million Preferred Equity Investment to launch “Asset Vault”, Accelerating the execution of 1.5GW of Global Energy Storage Projects under the Company’s IPP Build, Own and Operate Strategy
Capital from a leading, multi-billion-dollar infrastructure fund expected to enable over $1.0 Billion in CapEx spending for 1.5 GW of projects under development across the U.S., Australia and Europe
Preferred equity is non-dilutive to common shareholders and includes milestones for equity participation in Energy Vault Holdings NYSE List Co to align shareholder interests
Investment accelerates timeline to generate annual, recurring EBITDA of $100 million+ in the next 3-4 years with the current projects in operation and under active development
Project portfolio prioritized with clear monetization strategy supported by long term contracts with bankable off-take agreements and/or attractive merchant markets
As with the first two US projects now in service, Asset Vault will contract the project design, construction, commissioning and service agreements to Energy Vault, thereby leveraging internal capabilities, adding incremental cash flows and liquidity to the parent company
LUGANO, Switzerland and WESTLAKE VILLAGE, Calif. – August 7, 2025 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or the “Company”), a global leader in grid-scale energy storage solutions, today announced it has entered into an exclusivity agreement for a $300 million preferred equity investment to fund the launch of Asset Vault, a fully consolidated subsidiary of Energy Vault dedicated to develop, build, own and operate energy storage assets, stand-alone or paired with generation facilities, in the most attractive energy markets globally.
The investment will support Energy Vault’s IPP strategy to build, own and operate energy storage assets, accelerating the deployment of 1.5GW in attractive priority markets. Leveraging its significant operational expertise in efficiently designing, building and operating energy storage assets, Energy Vault can achieve lower $/kWh CapEx as well as lower asset OpEx through its leading Energy Management System software platform for efficient system operation, safety, reliability and economic dispatching to enhance project IRR’s.
Upon final closing—subject to customary regulatory and closing conditions anticipated in the next 30-60 days -- “Asset Vault” will be formed as a fully consolidated subsidiary for Energy Vault’s owned energy storage assets supported by long-term offtake agreements that ensure project monetization. The $300 million investment will be utilized for project development expenses, project acquisition, and both majority and minority equity investments to support attractive project financing to deliver the asset construction, commissioning and operation. The preferred equity is non-dilutive to common shareholders and includes milestones for equity participation in the listed company for strong shareholder alignment.
“The $300 million investment and the creation of Asset Vault unlock the full potential of our “Own and Operate” storage IPP strategy with immediate investment flexibility,” said Robert Piconi, Chairman of the Board and CEO of Energy Vault. “By combining long-term contracted revenues with strategic capital and integrated, self-performed project execution, we are well positioned to scale resilient, mission-critical energy infrastructure to meet the current needs driven by the penetration of renewable energy and the massive increases in energy demand driven by data center AI infrastructure.”

Asset Vault will consolidate Energy Vault’s growing portfolio of contracted and operational storage projects, with 3GW and 12+ GWH of top tier projects identified, acquired and/or in operation, including:
•Operational projects: Cross Trails BESS (57MW/114MWh) and Calistoga Resiliency Center (8.5MW/293MWh):
◦$100m deployed across the first two projects, offset by project financing and monetization of investment tax credits
◦Both Projects are supported by long-term offtake agreements and project-level debt financing, creating high-visibility, profitable and recurring cash flows.
•Contracted Project: Stoney Creek BESS, the recently acquired 125 MW / 1.0 GWh in New South Wales, Australia, backed by up to a 14-year Long-Term Energy Service Agreement (LTESA) with AEMO Services as the Consumer Trustee under the New South Wales Electricity Infrastructure Roadmap, ensuring stable capacity revenues.
•Robust pipeline of ~ 3 gigawatts (GW) of battery energy storage systems (BESS) across the U.S., Europe and Australia. These projects are underpinned by long-term revenue contracts, with the US projects benefiting from Investment Tax Credit (ITC) incentives, positioning the platform for 15% + targeted levered IRRs over a 20-year asset life.
Critically, Energy Vault will retain voting and operational control of Asset Vault, leveraging its fully integrated development, EPC, and asset management capabilities. By self-performing engineering, procurement, and construction (EPC) for projects within the Asset Vault platform, Energy Vault expects to generate incremental consolidated revenue and high gross margins while unlocking strategic operating leverage across its value chain.
Within the initial investment of $300 million, Asset Vault is expected to generate $100 million+ in recurring annual EBITDA in the coming 3-4 years as a consolidated subsidiary, which is additive to Energy Vault’s existing Energy Storage Solutions business that makes up the majority of the company’s revenue today. In addition, as was the case with the first two energy assets already in service in the US in Texas and California, Energy Vault will self-perform the project design, construction, commissioning and execution of long-term service agreements (LTSA) under contracts from Asset Vault, thereby providing additional cash flow streams and liquidity to the parent company (Energy Vault Holdings).
Energy Vault’s technology agnostic approach and flexible business model spans energy-as-a-service, project development and sale, and long-term asset ownership, enabling value capture across the energy storage lifecycle.
Virtual Investor Day
In conjunction with the close of the transaction, Energy Vault intends to host a Virtual Investor Day to provide a comprehensive overview of the Asset Vault platform, its project pipeline, financial projections, and long-term strategic vision. Additional details will be shared upon closing.
About Energy Vault
Energy Vault® develops, deploys and operates utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary battery, gravity and green hydrogen energy storage technologies supporting a variety of customer use cases delivering safe and reliable energy system dispatching and optimization. Each storage solution is supported by the Company’s technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short, long and multi-day/ultra-long duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Since 2024, Energy Vault has executed an “Own & Operate” asset management strategy developed to generate predictable, recurring and high margin tolling revenue streams, positioning the Company for continued growth in the rapidly evolving energy storage asset infrastructure market. Please visit www.energyvault.com for more information.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the failure to execute definitive agreements or close previously contracted tax credit transfers, changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the quickly changing international tariffs applicable to our imports and exports; the uncertainly of our awards, bookings and backlogs and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the timing of permits; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.
Energy Vault
Media
media@energyvault.com

Investors
energyvaultIR@icrinc.com

# # #
4